Exhibit 99.1



China Housing & Land Development reports financial results for the second quarter 2008

Highlights of the Second Quarter 2008

     o Strong cash position of $25.4 million at quarter end mainly due to the Tsining JunJing II project. The company expects additional cash from this project in the future quarters.
     o Total revenues increased 10.2 percent to $13,244,490 from $12,018,590 in the second quarter 2007.
     o Net income decreased 38.0 percent to $1,135,879 from $1,830,880 in the second quarter 2007.
     o Diluted earnings per share decreased 57.1 percent to $0.03 per share from $0.07 per share in the second quarter 2007. o Net debt as a percentage of total capital was 27.62 percent on June 30, 2008 compared with 27.79 percent on December 31, 2007.

Xi'an, China - May 14, 2008 - China Housing & Land Development, Inc., (NASDAQ:
CHLN) today reported that total revenues increased 10.2 percent to $13,244,490 from $12,018,590 in the second quarter 2007, net income decreased 38.0 percent to $1,135,879 in the second quarter 2008 from $1,830,880 in the second quarter 2007, and earnings per diluted share decreased 57.1 percent to $0.03 per share in the second quarter 2008 from $0.07 per diluted share in the second quarter 2007. This performance is consistent with periodic nature of real estate development.

Mr. Lu, Chairman & CEO of China Housing & Land Development, Inc., said, "In our Tsining JunJing II project, we began above-ground construction which permitted us to recognize $12 million in revenues for this project in the second quarter using the percentage of completion method of accounting. Tsining JunJing II is a multi-family and retail project on 18 acres with 2,119 apartments totaling about
2.5 million square feet. It is scheduled to be completed in 2010.

"Tsining JunJing II also helped to create our strong cash position of $25.4 million at quarter end. We expect additional cash from this project in the future quarters. Our strong cash position will enable us to acquire additional land and develop it in the near future.

"Here is an update on our other projects. JunJing III will be a multi-family and retail project with 570 apartments. It is in the planning stage and construction should be completed in 2010. Yijing Yuan, also a multi-family and retail project, will have 1,500 apartments and is scheduled for completion in 2011.

"Our 487-acre Baqiao project is progressing nicely. We are in the planning stage for three projects within Baqiao. First and second are Oriental Venice Town I and II to be located on the Ba River, each with 5,500 apartments. Venice Town I should finish in 2012, Venice Town II in 2013. Third is The Baqiao Hotel, which will be a hotel, office, and retail complex with about 960,000 square feet that should be completed in 2012.

"Looking at our region's economic news, during the second quarter, Xi'an issued a new city development plan covering the years 2008 through 2020. Within the new plan, the district that includes our Baqiao project is now included in the Main City Zone of Xi'an, making the district a formal part of the center city. The municipal government expects to invest about $7.2 billion in the district in the next 10 years. That new plan reinforces the growth and success we expect for our Baqiao project.

"In early July 2008, we completed a new strategic partnership agreement with the China Construction Bank Shaanxi Branch that established a RMB 1 billion credit line for loans to support our construction work. In addition, the agreement gives our housing clients a priority status with the China Construction Bank Shaanxi Branch so they can receive new mortgage loans with favorable timing and terms. With the global financial market continuing to be tight, this new bank agreement permits both our clients and our company to move forward with greater ease and assurance.

"All in all, we believe that our market remains healthy. Our construction, planning, and financing are on track. And we are pleased with our progress."

Second quarter 2008 results
---------------------------

Revenues

Total revenues for the second quarter 2008 increased 10.2 percent to $13,244,490 from $12,018,590 for the second quarter 2007. The increase was due primarily to the revenues from the Tsining JunJing II project that was reported using the percentage of completion method of accounting and included all pre-sales that had been completed since September 2007.

Revenues by our major projects

Project Tsining JunJing II revenues for the second quarter 2008 were $12,041,821 compared with no revenue for the second quarter 2007. Progress during the quarter permitted all cash received from the pre-sales of housing units to be recognized as revenues during the second quarter of 2008. The pre-sales of units began in September 2007 and the first revenue recognition for this project occurred in the second quarter 2008.

Project Tsining-24G revenues for the second quarter 2008 were $173,919 compared with $9,720,990 for the second quarter 2007. Sales for most of 24G project were completed in the second quarter 2007. The revenues in the second quarter 2008 resulted from the sales of a few of the remaining available retail spaces.

Project Tsining JunJing I revenues for the second quarter 2008 decreased 64.4 percent to $414,220 from $1,163,950 for the second quarter 2007 because most of the available units in this project were sold in March 2008, so only a few remaining units were sold during the second quarter 2008.

The Baqiao infrastructure construction project generated revenues of $358,716 for the second quarter 2008 compared with no revenue for the second quarter 2007. The company acquired the infrastructure construction project in March 2007, and the first revenues occurred in the fourth quarter of 2007. The revenues in the second quarter of 2008 consisted of the government's allowance for interest income on the company's investments required to support the infrastructure construction project, support continued river management, and support suburban planning for the entire Baqiao high-technology industrial park.

Revenues by project:                     3 months ended        3 months ended
(US$ in millions)                        June 30, 2008         June 30, 2007

Projects
Tsining JunJing II                           12.1                  -
Tsining-24G                                  0.2                   9.7
Tsining JunJing I                            0.4                   1.2
Additional projects                          0.0                   0.2
Baqiao infrastructure construction           0.4                   -
Sales of properties                          13.1                  11.1

Other income

Other income for the second quarter 2008 decreased 78.6 percent to $189,260 from $882,778 for the second quarter 2007 primarily due to the absence of a property clean-up project performed in second quarter of 2007. The revenues in the second quarter 2008 consisted primarily of sales of excess assets.

Cost of revenues

The cost of revenues for the second quarter 2008 increased 35.3 percent to $11,252,721 from $8,315,189 for the second quarter 2007. The higher cost of revenues for the second quarter 2008 was primarily due to the costs of revenues recognized using the percentage of completion method of accounting for the Tsining JunJing II project in the second quarter 2008. The second quarter 2007 included the cost of revenues using the full accrual method of accounting.

Gross profit and gross profit margin

Gross profit for the second quarter 2008 was $1,991,769, down 46.2 percent from $3,703,401 for the second quarter 2007. The gross profit margin for the second quarter 2008 was 15.40 percent compared to 30.81 percent for the second quarter 2007. The declines were due primarily to the incentive discounts given to the first buyers in the new Tsining JunJing II to promote market interest and encourage future sales for the project.

Selling, general, and administrative expenses

Selling, general, and administrative expenses for the second quarter 2008 increased 127.8 percent to $1,418,750 from $622,867 for the second quarter 2007 due primarily to the selling expenses for the new Tsining JunJing II project.

Operating profit and operating profit margin

Operating profit for the second quarter 2008 decreased 81.4 percent to $573,019 from $3,077,474 for the second quarter 2007. The operating profit margin decreased to 4.33 percent for the second quarter 2008 from 25.61 percent for the second quarter 2007. The declines were due primarily to the incentive discounts given to the first buyers in the new Tsining JunJing II to promote market interest and encourage future sales for the project and to higher selling expenses also for Tsining JunJing II.

Interest expense

Interest expense for the second quarter 2008 increased 114.0 percent to $658,443 from $307,651 for the second quarter 2007. The increase for the second quarter 2008 was due primarily to the 2008 debt financing associated with the purchase in March 2007 of the company that owned the exclusive rights to develop the Baqiao project and perform the related infrastructure construction. The financings in 2007 and 2008 included the issuance of interest-bearing convertible debt with warrants in January 2008 and the issuance of common stock and warrants in the December 2007.

Change in fair value of warrants

In 2006, 2007, and 2008 the company issued warrants in conjunction with the issuance of common shares or convertible debt. In the second quarter 2008, shareholders did not exercise warrants to buy common shares. For the second quarter 2008, the company was required to estimate the fair value of its remaining warrants outstanding and adjust the value as needed, and it chose to use the Cox-Ross-Rubinstein Binomial Lattice valuation model to estimate their fair value.

The Change in fair value of warrants of $(946,563) in the second quarter 2008 consisted of (a) the cost to the company of the warrants issued in 2008, (b) a result of the exercise of warrants during the quarter, of which there were none exercised, and (c) the periodic adjustment to the estimated cost to the company to provide the common shares, assuming that all the warrants will be exercised sometime in the future. The basis for estimating the cost to provide those common shares was provided by the valuation model.

Net income

Net income for the second quarter 2008 decreased 38.0 percent to $1,135,879 from $1,830,880 for the second quarter 2007. The decrease in net income was due primarily to two reasons. The first reason was the new Tsining JunJing II project's higher selling expenses and the incentive discounts given to the project's first buyers to promote market interest and encourage future sales. The second reason was higher interest expense due to convertible debt issued in March 2008 to help finance the 2007 acquisition of the company owning the exclusive rights for the Baqiao project land and related infrastructure construction project.

Basic and diluted earnings per share

Basic earnings per share were $0.04 for the second quarter 2008, down 42.9 percent from $0.07 for the second quarter 2007. Diluted earnings per share were $0.03 for the second quarter 2008, down 57.1 percent from $0.07 for the second quarter 2007.

Gain on foreign exchange

The company's subsidiaries operate in China and account for their operations using the Chinese renminbi. China Housing & Land Development translates the results of its subsidiaries into U.S. dollars based on the exchange rates of the two currencies and reports its financial results in dollars. During the second quarter of 2008, the renminbi appreciated in value against the dollar, which when translating the operating results and financial positions of the subsidiaries at different exchange rates created the accrued gain on foreign exchange.

Cash flow

Net cash from operating activities provided $(7,997,053) in the first half of 2008 compared with $4,454,481 provided in the first half of 2007 primarily due the increase in the costs for the new Tsining JunJing II construction in 2008.

Net cash from investing activities provided $(1,630,906) in the first half of 2008 compared with $1,299,834 provided in the first half of 2007 primarily due to the decrease of the restricted cash in 2008.
Net cash from financing activities provided $29,270,443 in the first half of 2008 compared with $1,646,838 provided in the first half of 2007 primarily due to the issuance of convertible debt and warrants and construction loans from banks, partly offset by payments on loans payable to New Land's previous shareholders in the first half of 2008.

As a result of the above net cash changes from operating, investing, and financing activities, the increase in cash for the first half of 2008 was $19,662,484 compared with $7,401,153 for the first half of 2007.

Debt leverage

Total debt outstanding as of June 30, 2008 was $53,095,880 compared with $27,922,125 on December 31, 2007. Net debt outstanding (total debt less cash) as of June 30, 2008 was $27,713,994 compared with $25,469,759 on December 31, 2007.
The company's net debt as a percent of total capital (net debt plus shareholders' equity) was 27.60 percent on June 30, 2008 and 27.79 percent on December 31, 2007. The increase in net debt as a percent of total capital was primarily due to the issuance of convertible debt and warrants in January 2008 and the construction loans proceeds in June 2008.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ.

By leveraging its strong relationships with China's local state authorities, China Housing & Land Development has been able to capitalize on the supply of available land and develop residential and commercial properties, further increase China Housing's brand recognition, and outperform its competitors in medium size residential and commercial real estate developments in greater Xi'an.

Conference call and webcast

China Housing & Land Development will webcast its second quarter conference call at 8:00 a.m. eastern daylight time (U.S.A.) on Friday, August 15, 2008. The live conference call audio broadcast can be reached using the investor relations page of the company's website at www.chldinc.com.

Safe Harbor

This news release may contain forward-looking information about China Housing & Land Development, Inc., which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing & Land Development, Inc.'s public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in the attachments is as of the date of the release, and the Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

                                     # # #

China Housing & Land Development news releases, project information, photographs, and more are available on the internet at http://www.chldinc.com.

Contacts for investors and media

Jing Lu, Vice President & Board Secretary
+86  29.8258.2632 in Xi'an  o jinglu@chldinc.com

William Xin, Chief Financial Officer
+86  150.9175.2090 in Xi'an
+1  917.371.9827 in San Francisco  o william.xin@chldinc.com

Tom Myers, Christensen Investor Relations
+86  139.1141.3520 in Beijing  o tmyers@christensenir.com

Kathy Li, Christensen Investor Relations
+1  212.618.1978 in New York  o kli@christensenir.com

Financial statements follow.


                      China Housing & Land Development Inc.
                           Consolidated Balance Sheets
                    As of June 30, 2008 and December 31, 2007
                                   (unaudited)
                                                                    June 30,    December 31,
                                                                      2008         2007
                                                                 ------------   ------------
U.S.Dollars
                                     ASSETS
Cash                                                             $ 22,765,615   $  2,351,015
Cash - restricted                                                   2,616,271        101,351
Accounts receivable, net of allowance for doubtful
  accounts of $100,515 and $95,515, respectively                   14,803,669     12,107,882
Other receivables, prepaid expenses, and other assets                 695,326        567,308
Notes receivable, net                                               3,902,925        947,918
Real estate
  Finished projects                                                14,800,499     16,130,130
  Construction in progress                                         43,264,042     24,856,801
                                                                 ------------   ------------
    Total real estate held for development or sale                 58,064,541     40,986,931

Advances to suppliers                                               1,848,771      2,071,549
Property and equipment, net                                         5,373,441      5,707,012
Deposits on land use rights                                        33,133,574     29,694,103
Assets held for sale                                               13,730,140     12,910,428
Deferred tax asset                                                    517,854             --
Deferred financing costs                                              703,356         55,451
Intangible assets, net                                             51,266,387     48,205,697
                                                                 ------------   ------------
    Total assets                                                 $209,421,870   $155,706,645
                                                                 ============   ============

                                  LIABILITIES
Accounts payable                                                 $ 15,713,607   $  9,311,995
Advances from customers                                             9,534,514      5,258,351
Accrued expenses                                                    2,850,233      1,903,451
Loans from New land's original shareholders                         8,560,152     11,413,229
Income and other taxes payable                                     25,241,322     22,711,981
Other payables                                                      4,865,949      3,881,137
Loans from employees                                                1,861,795      2,388,862
Loans payable                                                      29,595,720     14,120,034
                                                                 ------------   ------------
Deferred taxes liability                                           16,917,908     15,907,880
Warrants liability                                                  5,094,052      2,631,991
Fair value of embedded derivatives                                  3,472,887             --
Convertible debt                                                   13,078,213             --
                                                                 ------------   ------------
    Total liabilities                                             136,786,352     89,528,911
                                                                 ------------   ------------

SHAREHOLDERS' EQUITY
Common stock: $.001 par value, authorized 100,000,000 shares
issued and outstanding 30,143,757 and 30,141,887, respectively         30,144         30,142
Additional paid-in capital                                         28,391,500     28,381,534
Statutory reserves                                                  2,885,279      2,885,279
Retained earnings                                                  31,548,720     30,365,156
Accumulated other comprehensive income                              9,779,875      4,515,623
                                                                 ------------   ------------
    Total shareholders' equity                                     72,635,518     66,177,734
                                                                 ------------   ------------

    Total liabilities and shareholders' equity                   $209,421,870   $155,706,645
                                                                 ============   ============


                      China Housing & Land Development Inc.
        Consolidated Statements of Income and Other Comprehensive Income
            For the three and six months ended June 30, 2008 and 2007
                                   (unaudited)

                                            Three months ended             Six months ended
                                                June 30,                       June 30,
                                      ----------------------------   ----------------------------
                                          2008             2007           2008           2007
                                      ------------    ------------   ------------    ------------
REVENUES
  Sale of properties                  $ 13,055,230    $ 11,135,812   $ 17,579,175    $ 19,181,388
  Other income                             189,260         882,778        411,952       1,033,399
                                      ------------    ------------   ------------    ------------
    Total revenues                      13,244,490      12,018,590     17,991,127      20,214,787
                                      ------------    ------------   ------------    ------------

COSTS AND EXPENSES
    Cost of properties and land         11,252,721       8,315,189     13,619,833      14,566,647
  Selling, general and
  administrative expenses                1,418,750         622,867      2,567,351       1,120,946
  Other expense                                 --           3,060         15,910          35,679
  Interest expense                         658,443         307,651      1,098,116         515,527
  Accretion expense on convertible
  debt                                     253,558              --        425,241              --
  Change in fair value of embedded
  derivatives                             (738,999)             --       (454,488)             --
  Change in fair value of warrants        (946,563)         11,204       (956,052)         11,204
  Foreign exchange loss                    103,344              --        103,344              --
                                      ------------    ------------   ------------    ------------
        Total costs and expenses        12,001,254       9,259,971     16,419,255      16,250,003
                                      ------------    ------------   ------------    ------------

Income before provision for income
taxes                                    1,243,236       2,758,619      1,571,872       3,964,784
Provision for income taxes                 107,357         927,739        388,308       1,341,402
                                      ------------    ------------   ------------    ------------

Net income                               1,135,879       1,830,880      1,183,564       2,623,382
Gain (loss) on foreign exchange          1,735,766         678,248      5,264,252         959,113
                                      ------------    ------------   ------------    ------------

Comprehensive income                  $  2,871,645    $  2,509,128   $  6,447,816    $  3,582,495
                                      ============    ============   ============    ============
Weighted average shares outstanding
    Basic                               30,143,757      26,312,014     30,143,161      23,453,110
                                      ============    ============   ============    ============
    Diluted                             30,311,201      26,386,036     30,304,679      23,527,132
                                      ============    ============   ============    ============

Earnings per share
    Basic                             $       0.04    $       0.07   $       0.04    $       0.11
                                      ============    ============   ============    ============
    Diluted                           $       0.03    $       0.07   $       0.02    $       0.11
                                      ============    ============   ============    ============

                      China Housing & Land Development Inc.
                      Consolidated Statements of Cash Flow
                 For the six months ended June 30, 2008 and 2007
                                   (unaudited)
                                                                                    Six months ended
                                                                                        June 30,
                                                                                  2008            2007
                                                                              ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                    $  1,183,564    $  2,623,382
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
    Depreciation                                                                   183,657         176,107
    Exchange loss (gains)                                                          103,344         133,465
    Gain on disposal of fixed assets and inventory                                  14,844         702,314)
        Amortization of stock issued for investor relations fees                    67,367          66,370
    Change in fair value of warrants                                              (956,052)         11,204
        Change in fair value of embedded derivatives related to convertible
    debt                                                                          (454,488)             --
    Accretion expense convertible debt                                             425,241              --
    Non-cash proceeds from sales                                                (2,923,177)             --
(Increase) decrease in assets:
    Accounts receivable                                                         (1,871,161)        944,207
    Real estate                                                                (14,440,226)        525,434
    Advance to suppliers                                                           375,487        (222,916)
    Deposit on land use rights                                                  (1,594,144)             --
    Other receivables and deferred charges                                         233,934      (1,234,706)
Increase (decrease) in liabilities:
    Accounts payable                                                             5,654,551       1,617,561
    Advances from customers                                                      3,869,507      (1,306,372)
    Accrued expenses                                                               902,519      (1,536,651)
    Other payables                                                                 694,784       1,913,614
    Income and other taxes payable                                                 553,396       1,446,096
                                                                              ------------    ------------
Net cash provided by (used in) operating activities                           $ (7,977,053)   $  4,454,481
                                                                              ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Changes in restricted cash                                                      (2,437,759)       (102,776)
Purchase of buildings, equipment, and automobiles                                 (123,516)        256,904
Notes receivable collected                                                          71,614       1,095,005
Proceeds from sales of fixed assets                                                858,755              --
Cash from acquisition                                                                               50,701
                                                                              ------------    ------------
Net cash provided by (used in) investing activities                           $ (1,630,906)   $  1,299,834
                                                                              ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible debt                                  19,230,370              --
Loans from banks                                                                14,168,119              --
Payments on loans                                                                              (11,426,243)
Payments to original shareholders                                                              (11,409,312)
Loans from employees                                                              (659,605)      1,446,255
Repayment of Loans from New Land previous shareholders                                          (3,476,856)
Proceeds from issuance of common stock and warrants                                  8,415      23,036,138
                                                                              ------------    ------------
Net cash provided by financing activities                                     $ 29,270,443    $  1,646,838
                                                                              ------------    ------------

INCREASE IN CASH                                                                19,662,484       7,401,153

EFFECTS ON FOREIGN CURRENCY EXCHANGE                                               752,116          55,138

CASH, beginning of period                                                        2,351,015         379,633
CASH, end of period                                                           $ 22,765,615    $  7,835,924
                                                                              ============    ============


                      China Housing & Land Development Inc.
                 Consolidated Statements of Shareholders' equity
                     For the six months ended June 30, 2008

                                   (Unaudited)




                                     Common Stock      Additional
                               ----------------------    paid in     Statutory
                                 Shares     Par Value    capital      reserves
                               ----------  ----------  -----------  -----------

Balance, December 31, 2007     30,141,887  $   30,142  $28,381,534  $ 2,885,279

 Common Stock issued
  from warrants conversion          1,870           2        9,966
 Net Income
 Foreign currency translation
    adjustment
                               ----------  ---------- ------------  -----------
Balance, June 30, 2008         30,143,757  $   30,144 $ 28,391,500  $ 2,885,279
                               ==========  ========== ============  ===========




                                                         Accumulated
                                            Capital        other
                                Retained   contribution comprehensive
                                earnings    receivable     income            Totals
                               ----------- ------------  ------------     ------------

Balance, December 31, 2007     $30,365,156 $       --    $  4,515,623     $ 66,177,734

 Common Stock issued
  from warrants conversion                                                       9,968
 Net Income                      1,183,564                                   1,183,564
 Foreign currency translation
    adjustment                                              5,264,252        5,264,252
                               ------------ -----------  ------------     ------------
Balance, June 30, 2008         $ 31,548,720 $       --   $  9,779,875     $ 72,635,519
                               ============ ===========  ============     ============



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